UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 12, 2019

RINGCENTRAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Davis Drive

Belmont, California 94043

(Address of principal executive offices)

(650) 472-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	RNG	New York Stock Exchange

Item 3.02	Unregistered Sales of Equity Securities.

On November 12, 2019, RingCentral, Inc. (the “Company”) completed the previously disclosed issuance of 2,170,785 shares of its Class A Common Stock, par value $0.0001 per share (the “Shares”), to Avaya Inc. pursuant to the terms of the Framework Agreement by and between the Company and Avaya Inc., dated as of October 3, 2019, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2019. The issuance of the Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The potential issuance of the Shares was previously described in Item 1.01 and Item 3.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2019.

Item 8.01	Other Events.

On November 12, 2019, the Company issued a press release announcing the issuance of the Shares and the filing of an automatically effective registration statement on Form S-3 with the Securities and Exchange Commission relating to the resale of the Shares. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit Number	Description

	99.1	Press Release, dated November 12, 2019.

	104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RINGCENTRAL, INC.

Date: November 12, 2019

	By:	/s/ Mitesh Dhruv
	Name:	Mitesh Dhruv
	Title:	Chief Financial Officer